EXHIBIT 23


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                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-99960, 33-86019, 33-45147, 33-45146 and
333-16489) of Allied Healthcare Products, Inc. of our report dated August 7, 1998, except for Note 14 which is as of September 8, 1998, appearing in the 1998 Annual Report to Shareholders of Allied Healthcare Products, Inc. on Form 10-K
(which report and consolidated financial statements are included herein). We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of this Form 10-K.


/s/  PricewaterhouseCoopers  LLP

PricewaterhouseCoopers  LLP

St.  Louis,  Missouri
September  21,  1998
AHP8-CON.DOC  -  01653-001-1
AHP8-CON.DOC  -  01653-001-1


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